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                                                                    Exhibit 23.2
                                                                    ------------



                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

     We consent to the incorporation by reference in the Registration Statement on Form S-8 of Pemstar Inc. relating to the Pemstar Inc. 1994 Stock Option Plan, 1995 Stock Option Plan, 1997 Stock Option Plan, 1999 Amended and Restated Stock Option Plan, 2000 Stock Option Plan and 2000 Employee Stock Purchase Plan, of our report dated May 10, 2000, with respect to the financial statements of Pemstar Inc. included in its Registration Statement No. 333-37162 on Form S-1 filed with the Securities and Exchange Commission.


                              /s/ McGladrey & Pullen, LLP



Rochester, Minnesota
August 17, 2000